Exhibit 99.1

April 4, 2014

Mr. Sung Chang

President

VIASPACE Green Energy Inc.

131 Bells Ferry Lane

Marietta, Georgia 30066

RE: Resignation from Board of Directors

Dear Mr. Chang,

This letter serves as my resignation from the Board of Directors of VIASPACE Green Energy Inc. effective April 4, 2014.

I had no disagreements with the Company or any officer or director of the Company which led to my resignation.

I sincerely wish you and the VIASPACE Green Energy team the very best in the future.

Warmest regards,

/S/ SAMUEL CHEN

Samuel Chen